UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2020

UNITED COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-35095	58-1807304
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $1 per share	UCBI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed by United Community Banks, Inc. (the “Company”) in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, the Company’s wholly-owned bank subsidiary, United Community Bank (the “Bank”), is a participating lender in the Small Business Administration’s (the “SBA”) Paycheck Protection Program (“PPP”), established by the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The Bank has funded 10,860 PPP loans for over $1.1 billion, excluding approximately $33 million previously returned by borrowers.

There has been recent attention by the media, administrative agencies and litigants to issues related to the payment or non-payment of agent fees by lenders in connection with PPP loans. On May 27, 2020, the Bank received a civil investigative demand (“CID”) from the U.S. Department of Justice (the “DOJ”) pursuant to the False Claims Act, directing the Bank and its affiliated entities to produce certain documents and respond to written interrogatories relating to the PPP loans approved by the Bank, the Bank’s non-payment of fees to agents of borrowers and the Bank’s policies related to payment or non-payment of agent fees. The Company believes that all PPP loans made by the Bank were made in compliance with applicable laws, regulations and available published regulatory guidance. The Company is evaluating the CID and intends to fully cooperate with the DOJ on this matter. At this time, the Company is unable to predict the timing or outcome of this DOJ investigation, including whether the investigation will result in any action or proceeding against the Company or the Bank.

 Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company, the Bank and their respective subsidiaries. Forward-looking statements are neither statements of historical fact nor assurance of future performance and generally can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates”, or similar expressions. These forward-looking statements speak only as of the date hereof, and are based on management's current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors, certain of which are discussed in more detail in the Company's periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company's beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

IMPORTANT INFORMATION FOR SHAREHOLDERS AND INVESTORS

In connection with its proposed merger (the “Merger”) with Three Shores Bancorporation, Inc. (“Three Shores”), the Company has filed a registration statement on Form S-4 (File No. 333-237862) with the Securities and Exchange Commission (“SEC”). The registration statement contains the proxy statement of Three Shores and the prospectus of the Company that has been sent to Three Shores’ shareholders seeking their approval for the Merger and to register the shares of the Company’s common stock to be issued in the Merger. INVESTORS AND SECURITY HOLDERS, PRIOR TO MAKING ANY INVESTMENT OR VOTING DECISION, ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS THAT IS A PART OF THE REGISTRATION STATEMENT (AND ANY OTHER DOCUMENTS FILED WITH THE SEC CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, UNITED OR THREE SHORES. The registration statement and other documents filed with the SEC may be obtained for free on the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus is also available for free on the Company’s website at www.ucbi.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

	By:	/s/ Melinda Davis Lux
Melinda Davis Lux
General Counsel and Corporate Secretary

Date: June 2, 2020